Exhibit 16.1

Securities and Exchange Commission

May 30, 2024

May 30, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Mesa Air Group, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 30, 2024 and we agree with such statements concerning our firm.

/s/ RSM US LLP